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                                                                    EXHIBIT d(1)

                         PILGRIM VARIABLE PRODUCTS TRUST
                          INVESTMENT ADVISORY AGREEMENT

                       AMENDED AND RESTATED APRIL 30, 2001

         AGREEMENT, dated September 1, 2000, and amended and restated this 30th day of April 2001, between PILGRIM VARIABLE PRODUCTS TRUST, a Massachusetts business trust, (the "Trust") and ING PILGRIM INVESTMENTS, LLC, a Delaware business corporation (the "Adviser").

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and assets; and

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

         WHEREAS, the Trust has retained the Adviser to render investment advisory services to certain series of the Trust identified hi Schedule A; and

         WHEREAS, the Trust wishes to retain the Adviser to render investment advisory services to the Pilgrim VP MagnaCap Portfolio, the Pilgrim VP Growth Opportunities Portfolio and the Pilgrim VP MidCap Opportunities Portfolio (together with the other series of the Trust identified on Schedule A, the "Funds"), and the Adviser is willing to render such investment advisory services on the terms set forth below.

         WHEREAS, the Trust wishes to add eight series (Pilgrim VP Worldwide Growth Portfolio, Pilgrim VP International SmallCap Growth Portfolio, Pilgrim VP International Portfolio, Pilgrim VP Emerging Countries Portfolio, Pilgrim VP Growth & Income Portfolio, Pilgrim VP LargeCap Growth Portfolio, Pilgrim VP Financial Services Portfolio, and Pilgrim VP Convertible Portfolio) to the Funds covered by the Agreement and listed on Schedule A to the Agreement; and

         NOW, THEREFORE, the parties agree as follows:

         1. The Trust hereby appoints the Adviser to act as investment adviser to the Trust and the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services described, for the compensation provided, in this Agreement.

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         2.       Subject to the supervision of the Trustees, the Adviser shall manage the investment operations of the Funds and the composition of each Fund's portfolio, including the purchase and retention and disposition of portfolio securities, in accordance with each Fund's investment objectives, policies and restrictions as stated in the Trust's Prospectus and Statement of Additional Information (as defined below) subject to the following understandings:

         (a) The Adviser shall provide supervision of each Fund's investments and determine from time to time what investments will be made, held or disposed of or what securities will be purchased and retained, sold or loaned by each Fund, and what portion of the assets will be invested or held uninvested as cash.

         (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

         (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall (i) act in conformity with the Declaration of Trust, By-Laws, Prospectus and Statement of Additional Information of the Trust, with the instructions and directions of the Trustees and (ii) conform to and comply with the requirements of the Investment Company Act and all other applicable federal and state laws and regulations.

         (d) (i) The Adviser shall determine the securities to be purchased or sold by each Fund and will place orders pursuant to its determinations with or through such persons, brokers or dealers to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus and Statement of Additional Information or as the Trustees may direct from time to time. In providing each Fund with investment supervision, the Adviser will give primary consideration to securing the most favorable price and efficient execution. The Adviser may also consider the financial responsibility, research and investment information and other services and research related products provided by brokers or dealers who may effect or be a party to any such transactions or other transactions to which other clients of the Adviser may be a party. The Funds recognize that the services and research related products provided by such brokers may be useful to the Adviser in connection with its services to other clients.

         (ii) When the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transactions, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients.

         (e) The Adviser shall maintain, or cause to be maintained, all books and records required under the Investment Company Act to the extent not maintained by the

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custodian of the Trust. The Adviser shall render to the Trustees such periodic and special reports as the Trustees may reasonably request.

         (f) The Adviser shall provide the Trust's custodian on each business day information relating to all transactions concerning each Fund's assets.

         (g) The investment management services of the Adviser to the Trust and to each Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

         3. The Trust has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

         (a) Declaration of Trust, as amended, as filed with the Secretary of the Commonwealth of Massachusetts (such Declaration of Trust, as in effect on the date hereof and as further amended from time to time, are herein called the "Declaration of Trust");

         (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

         (c) Certified resolutions of the Trustees authorizing the appointment of the Adviser and approving this Agreement on behalf of the Trust and each Fund;

         (d) Registration Statement on Form N-1A under the Investment Company Act and the Securities Act of 1933, as amended from time to time (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission"), relating to the Trust and shares of beneficial interest of each Fund and all amendments thereto.

         (e) Notification of Registration of the Trust under the Investment Company Act on Form N-8A as filed with the Commission and all amendments thereto;

         (f) Prospectus and Statement of Additional Information included in the Registration Statement, as amended from time to time. All references to this Agreement, the Prospectus and the Statement of Additional Information shall be to such documents as most recently amended or supplemented and in effect.

         4. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust and/or the Funds to serve in the capacities in which they are elected. All services to be furnished by the Adviser under this Agreement may be furnished through such directors, officers or employees of the Adviser.

         5. The Adviser agrees that all records which it maintains for the Trust and/or the Funds are property of the Trust and/or the Funds. The Adviser will surrender promptly to the Trust and/or the Funds any such records upon either the Trust's or a

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Fund's request. The Adviser further agrees to preserve such records for the periods prescribed in Rule 31a-2 of the Commission under the Investment Company Act.

         6. In connection with the services rendered by the Adviser under this Agreement, the Adviser will pay all of the following expenses:

         (a) the salaries and expenses of all personnel of the Trust, the Funds and the Adviser required to perform the services to be provided pursuant to this Agreement, except the fees of the trustees who are not affiliated persons of the Adviser, and

         (b) all expenses incurred by the Adviser, the Trust or by the Funds in connection with the performance of the Adviser's responsibilities hereunder, other than brokers' commissions and any issue or transfer taxes chargeable to each respective Fund in connection with its securities transactions.

         7. For the services provided and the expenses assumed pursuant to this Agreement, the Pilgrim VP SmallCap Opportunities Portfolio, the Pilgrim VP Growth + Value Portfolio, the Pilgrim VP Research Enhanced Index Portfolio, and the Pilgrim VP Hield Yield BondPortfolio, will pay to the Adviser as compensation a fee accrued daily and paid monthly at the annual rate of 0.75% of the first $250,000,000 of aggregate average daily net assets of the Fund; 0.70% of the next $250,000,000 of such assets; 0.65% of the next $250,000,000 of such assets; 0.60% of the next $250,000,000 of such assets and 0.55% of the remaining aggregate average daily net assets of the Fund in excess of $1,000,000,000. The Pilgrim VP International Value Portfolio, Pilgrim VP Worldwide Growth Portfolio, Pilgrim VP International SmallCap Growth Portfolio, and Pilgrim VP International Portfolio will each pay to the Adviser as compensation a fee accrued daily and paid monthly at the annual rate of 1.00% of aggregate average daily net assets of the Fund. Pilgrim VP Emerging Countries Portfolio will pay to the Adviser as compensation a fee accrued daily and paid monthly at the annual rate of 1.10% of aggregate average daily net assets of the Fund. The Pilgrim VP MagnaCap Portfolio, Pilgrim VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio, Pilgrim VP Growth & Income Portfolio, Pilgrim VP LargeCap Growth Portfolio, Pilgrim VP Financial Services Portfolio, and Pilgrim VP Convertible Portfolio will each pay to the Adviser as compensation a fee accrued daily and paid monthly at the annual rate of 0.75% of aggregate average daily net assets of the Fund.

         8. The Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Adviser nor its officers, directors, employees or agents or controlling persons shall be liable for any error or judgment or mistake of law, or for any loss suffered by the Trust and/or a Fund in connection with or arising out of the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. Generally, this Agreement shall continue in effect for an initial period of two years from the date of adoption by the Trust on behalf of a particular Fund and shall continue in effect thereafter for so long as such continuance is specifically approved at

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least annually by the affirmative vote of (i) a majority of the Trustees of the
Trust acting separately on behalf of each Fund, who are not interested persons of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Trustees of the Trust or the holders of a majority of the outstanding voting securities of each respective Fund; provided however, that this Agreement may be terminated by the Trust, on behalf of a Fund at any time, without the payment of any penalty, by the Trustees acting on behalf of a Fund or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of a Fund, or by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment provided that a transaction which does not, under the Investment Company Act, result in a change of actual control or management of the Adviser's business shall not be deemed to be an assignment for the purposes of this Agreement.

         (a) This Agreement became effective on September 1, 2000 with respect to Pilgrim VP SmallCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio, Pilgrim VP International Value Portfolio, Pilgrim VP Research Enhanced Index Portfolio, Pilgrim VP MagnaCap Portfolio, Pilgrim VP Growth Opportunities Portfolio and the Pilgrim VP MidCap Opportunities Portfolio and Pilgrim VP High Yield Bond Portfolio. This Agreement with respect to the Funds named in this sub-paragraph shall remain in effect until September 1, 2002.

         (b) This Agreement became effective on April 30, 2001 with respect to Pilgrim VP Worldwide Growth Portfolio, Pilgrim VP International SmallCap Growth Portfolio, Pilgrim VP International Portfolio, Pilgrim VP Emerging Countries Portfolio, Pilgrim VP Growth & Income Portfolio, Pilgrim VP LargeCap Growth Portfolio, Pilgrim VP Financial Services Portfolio, and Pilgrim VP Convertible Portfolio. This Agreement with respect to the Funds named in this sub-paragraph shall remain in effect until April 30, 2003.

         10. This agreement shall terminate automatically in the event of its assignment; the term "assignment" for this purpose shall have the meaning defined in Section 2(a)(4) of the Investment Company Act.

         11. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser who may also be a trustee, officer or employee of the Trust and/or the Funds to engage in any other business or to devote his time and attention in part to the management or other aspect of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Adviser to engage in any other business or to render services of any kind to any other person or entity.

         12. During the term of this Agreement, the Trust and each Fund agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of each Fund or the public, which refer in any way to the Adviser, prior to use thereof and not to use such material if the Adviser reasonably objects in writing within five business

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days (or such other time as may be mutually agreed) after receipt. In the event of termination of the Agreement, the Trust and/or each Fund will continue to furnish to the Adviser such other information relating to the business affairs of the Trust and/or each Fund as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         13. This Agreement may be amended by mutual agreement, but only after authorization of such amendments by the affirmative vote of (i) the holders of the majority of the outstanding voting securities of each Fund and
(ii) a majority of the members of the Trustees who are not interested persons of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

         14. The Adviser, the Trust and the Funds each agree that the name "Pilgrim" is proprietary to, and a property right of, the Adviser. The Trust and the Funds agree and consent that (i) each will only use the name "Pilgrim" as part of its name and for no other purpose, (ii) each will not purport to grant any third party the right to use the name "Pilgrim" and (iii) upon the termination of this Agreement, the Trust and the Funds shall, upon the request of the Adviser, cease to use the name "Pilgrim," and shall use its best efforts to cause its officers, trustees and shareholders to take any and all actions which the Adviser may request to effect the foregoing.

         15. Any notice or other communications required to be given pursuant to this Agreement shall be deemed to be given if delivered or mailed by registered mail, postage paid, (1) to the Adviser at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258; or (2) to the Trust and/or the Funds at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. The terms "interested person", "assignment", and "vote of the majority of the outstanding securities" shall have the meaning set forth in the Investment Company Act.

         17. The Declaration of Trust, establishing the Trust, dated December 17, 1993, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Pilgrim Variable Products Trust" refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder, officer, employee or agent of the Trust and/or the Funds may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year written above.

                                    PILGRIM VARIABLE PRODUCTS TRUST

                                    By: /s/ Robert S. Naka
                                        ----------------------------------
                                    Robert S. Naka, Senior Vice President

                                    ING PILGRIM INVESTMENTS, LLC

                                    By: /s/ Michael J. Roland
                                        ----------------------------------
                                    Michael J. Roland, Senior Vice President